UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2009
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 26, 2009, Itron, Inc. (the Company) discovered that 12-month backlog at December 31, 2008 should have been $418 million, instead of the $507 million reported in the Company’s December 31, 2008 Annual Report on Form 10-K and March 31, 2009 Quarterly Report on Form 10-Q. The incorrect 12-month backlog amount at December 31, 2008 was due to a calculation error.

Total backlog amounts at December 31, 2008 and March 31, 2009 were correct as reported at $1.3 billion and $1.5 billion, respectively. Ending 12-month backlog reflects the then anticipated timing of order delivery.  The 12-month backlog at March 31, 2009 of $471 million is correct as reported in the Company's March 31, 2009 Quarterly Report on Form 10-Q.

Except as described above, the Company's December 31, 2008 Annual Report on Form 10-K and March 31, 2009 Quarterly Report on Form 10-Q may be relied upon in all respects. Therefore, this information is not being filed in accordance with SEC Rule 12b-15.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                ITRON, INC.

Dated:  May 26, 2009                                                           By:           /s/ Steven M. Helmbrecht
                 Steven M. Helmbrecht
                 Sr. Vice President and Chief Financial Officer